CUSIP NO 377339106


                                                                      EXHIBIT 1

                                JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of Amendment No. 1 to the
Schedule 13D to which this Agreement is attached.


                    Dated: January 21, 2000


                                        ARTISAN INVESTMENT CORPORATION
                                           for itself and as general partner of
                                           ARTISAN PARTNERS LIMITED
                                           PARTNERSHIP

                                        By:  /s/  Lawrence Totsky
                                        ----------------------------------------
                                                  Lawrence A. Totsky
                                                  Chief Financial Officer


                                        ANDREW A. ZIEGLER

                                        /s/ Andrew A. Ziegler
                                        ----------------------------------------


                                        CARLENE MURPHY ZIEGLER

                                        /s/ Carlene Murphy Ziegler
                                        ----------------------------------------